EXHIBIT 99.A4-2



                              Exhibit 1.A.(8)(e)

       Amendment to Participation Agreement Among Oppenheimer Variable
              Account Funds, Oppenheimerfunds, Inc. and PFL Life

                      AMENDMENT TO PARTICIPATION AGREEMENT

      The Participation Agreement, dated as of December 15, 1997, by and among OPPENHEIMER VARIABLE ACCOUNT FUNDS, OPPENHEIMERFUNDS, INC., and PFL LIFE INSURANCE COMPANY (the "Agreement") is hereby amended as follows:

      Schedule 3 of the Agreement is hereby deleted in its entirety and replaced with the following:

                                 "SCHEDULE 3

Portfolios of Oppenheimer Variable Account Funds:

Oppenheimer Growth Fund
Oppenheimer Growth & Income Fund
Oppenheimer Strategic Bond Fund
Oppenheimer Multiple Strategies Fund
Oppenheimer Global Securities Fund
Oppenheimer High Income Fund"

      All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date:  June ___, 1998

OPPENHEIMER VARIABLE ACCOUNT              OPPENHEIMERFUNDS, INC.
FUNDS

By: /s/ ANDREW J. DONOHUE                 By: /s/  ANDREW J. DONOHUE
   --------------------------------          ------------------------------
Name:  Andrew J. Donohue                  Name:  Andrew J. Donohue
     ------------------------------            ------------------------------
Title: Vice President and Secretary       Title: Executive Vice President and
      -----------------------------              General Counsel
                                                 ----------------------------
PFL LIFE INSURANCE COMPANY

By: /s/  WILLIAM L. BUSLER
   --------------------------------
Name:  William L. Busler
     ------------------------------
Title: President
      -----------------------------